Exhibit 32.2
Section 1350 Certifications
Bryan M. Hackworth, as Chief Financial Officer of Universal Electronics Inc. (the “Company”), certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bryan M. Hackworth

Bryan M. Hackworth
Chief Financial Officer (principal financial officer
and principal accounting officer)
March 13, 2009